Bankwell Financial Group 2Q21 Investor Presentation

2 Safe Harbor This presentation may contain certain forward-looking statements about Bankwell Financial Group, Inc. (the “Company”). Forward-looking statements include statements regarding anticipated future events and can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “believe,” “expect,” “would,” “should,” “could,” or “may.” Forward-looking statements, by their nature, are subject to risks and uncertainties. Certain factors that could cause actual results to differ materially from expected results include increased competitive pressures, changes in the interest rate environment, general economic conditions or conditions within the securities markets, and legislative and regulatory changes that could adversely affect the business in which the Company and its subsidiaries are engaged. The COVID-19 pandemic continues to affect Bankwell Financial Group, its customers, counterparties, employees, and third party service providers, and the ultimate extent of the impacts on its business, financial position, results of operations, liquidity, and prospects is unknown.

3 Table of Contents • 2Q21 Performance • Trends • ALLL & Non-Performing Loans • Loan Portfolio • Capital • Bankwell History & Overview

2Q21 Performance

5 2Q21 Summary • $6.23 million reported net income, or $0.79 earnings per share • Pre-tax, pre-provision net revenue (“PPNR”)1 of $7.97 million; 77% year-over-year increase • Operating Expenses of $10.1 million include $0.8 million of non-recurring items ̶ 2Q21 Efficiency Ratio at 55.7%, year-to-date at 56.8% • Quarterly loan growth of $77 million, or 5%, excluding PPP loan balances ̶ Year-to-date total loan growth of ~$113 million, or 7% • Return on Average Assets and Return on Average Equity were 1.11% and 13.06%, respectively for the quarter, and 1.07% and 12.87% year-to-date • 9 basis point linked quarter deposit cost reduction to 58 basis points • 2Q21 Net Interest Margin (“NIM”) of 3.12%, year-to-date NIM of 2.93% ̶ negatively impacted by ~27 basis points due to excess liquidity (year-to-date) • Repaid $10 million of 5.75% subordinated debt during the quarter • Repurchased 13,529 shares at an average price of $27.44 per share • The Company raised its 3Q21 dividend by 29% from the prior quarter, to $0.18 per share 1 Pre-tax, pre-provision net revenue per share is a non-GAAP metric & excludes provision for loan losses and income tax expense

6 2Q21 Results 1 Ratios presented represent Bank ratios; presented ratios are preliminary, subject to finalization of the FDIC Call Report 2 Bankwell meets Adequate + buffer standard, which exceeds Well Capitalized thresholds Profitability Balance Sheet Capital • $1.7 billion of gross loans • $1.9 billion of deposits • 0.96% ALLL • Dividend of $0.14 per share paid • $24.40 Tangible Book Value • Well Capitalized1,2 Tier 1 Leverage 9.19% Tier1/CET1 / RWA 10.95% Total Capital / RWA 11.84% 2Q21 YTD 2021 • Net Income $6.2 million $11.9 million • PPNR $8.0 million $14.9 million • Return on Average Assets 1.11% 1.07% • Return on Average Equity 13.06% 12.87%

2Q21 Consolidated Financial Statements
Linked Quarter

Dollars in millions, except per share data

Income Statement	2Q21	1Q21	Var[1]
Total Interest Income	$20.1	$18.8	$1.3
Total Interest Expense	$3.5	$4.1	$0.6
Net Interest Income	*$16.6*	*$14.7*	*$1.9*
Non-Interest Income[2]	$1.4	$2.0	$(0.5)
Non-Interest Expense	$10.1	$9.6	$(0.4)
Pre-Tax, Pre-Provision Net Revenue	**$8.0**	**$7.0**	**$1.0**
Credit/Provision for Loan Losses	$(0.0)	$(0.3)	$(0.3)
Pre-Tax Income	$8.0	$7.3	$0.7
Income Tax Expense	$1.8	$1.6	$(0.2)
Reported Net Income	**$6.2**	**$5.7**	**$0.5**
EPS	**$0.79**	**$0.71**	**$0.08**
Pre-Tax, Pre-Provision Net Revenue per share[3]	***$1.03***	***$0.89***	***$0.14***

Balance Sheet	2Q21	1Q21	Var[1]
Cash & Cash Equivalents	$302	$362	$(60)
Investment Securities	$109	$102	$8
Loans Receivable, net	$1,719	$1,650	$69
All Other Assets	$139	$131	$9
Total Assets	**$2,270**	**$2,244**	**$25**
Total Deposits	$1,939	$1,860	$79
Total Borrowings	$90	$150	$(60)
Other Liabilities	$49	$46	$3
Total Liabilities	**$2,079**	**$2,057**	**$23**
Equity	$191	$188	$3
Total Liabilities & Equity	**$2,270**	**$2,244**	**$25**

[1] Variances are rounded based on actual whole dollar amounts
[2] 1Q21 includes the one-time benefit for the federal payroll tax credit for COVID-19-impacted small businesses
[3] Pre-tax, pre-provision net revenue per share is a non-GAAP metric & excludes provision for loan losses and income tax expense

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8 Income Statement 2Q21 YTD 2Q20 YTD Var1 Total Interest Income $38.9 $39.4 $(0.5) Total Interest Expense $7.6 $12.5 $4.9 Net Interest Income $31.2 $26.9 $4.3 Non-Interest Income2 $3.4 $1.7 $1.7 Non-Interest Expense $19.7 $19.4 $(0.3) Pre-Tax, Pre-Provision Net Revenue $14.9 $9.2 $5.7 Credit/Provision for Loan Losses $(0.3) $6.2 $6.5 Pre-Tax Income $15.3 $3.0 $12.2 Income Tax Expense $3.3 $0.4 $(2.9) Reported Net Income $11.9 $2.6 $9.3 EPS $1.50 $0.33 $1.17 Pre-Tax, Pre-Provision Net Revenue per share3 $1.92 $1.19 $0.73 Dollars in millions, except per share data 2Q21 YTD Consolidated Income Statement Prior Year 1 Variances are rounded based on actual whole dollar amounts 2 2021 includes the one-time benefit for the federal payroll tax credit for COVID-19-impacted small businesses 3 Pre-tax, pre-provision net revenue per share is a non-GAAP metric & excludes provision for loan losses and income tax expense

Trends

10 Performance Trends $18.98 $20.59 $22.06 $23.15 $22.43 $24.40 2016 2017 2018 2019 2020 2Q21 Tangible Book Value $1.62 $1.78 $2.21 $2.31 $0.75 $1.50 2016 2017 2018 2019 2020 2Q21 YTD Diluted EPS 0.85% 0.80% 0.94% 0.97% 0.28% 1.07% 2016 2017 2018 2019 2020 2Q21 YTD Return on Average Assets 8.94% 8.93% 10.19% 10.20% 3.35% 12.87% 2016 2017 2018 2019 2020 2Q21 YTD Return on Average Equity

11 Net Interest Margin 3.54% 3.30% 3.18% 3.03% 2.77% 2.93% 2016 2017 2018 2019 2020 2Q21 YTD Net Interest Margin • 2Q21 NIM of 3.12% • Favorable NIM outlook ̶ ~$165 million retail CDs maturing in 2H’21, at 1.59% average rate ̶ Liquidity will normalize by year-end 2021 0.91% 1.08% 1.42% 1.75% 1.20% 0.76% 0.73% 0.93% 1.30% 1.66% 1.07% 0.62% 2016 2017 2018 2019 2020 2Q21 YTD Cost of Funds / Deposits Cost of Funds Cost of Deposits 4.64% 4.51% 4.67% 4.85% 4.48% 4.45% 4.34% 4.23% 4.45% 4.61% 3.85% 3.64% 2016 2017 2018 2019 2020 2Q21 YTD Loan & Earning Asset Yields Loan Yield Earning Asset Yield Yields include origination fee amortization

12 Loan Trends $995 $1,107 $1,168 $1,202 $1,182 $1,215 $371 $436 $436 $402 $444 $524 $1,366 $1,543 $1,605 $1,604 $1,626 $1,738 2016 2017 2018 2019 2020 2Q21 Loan Balances All Other C&I + CRE Owner Occupied Residential 5.42% C&I 16.10% CRE Owner Occupied 13.89% CRE Investor 58.98% Commercial Const. 4.76% Consumer Loans / Other 0.86% 2Q21 Loan Mix 2Q21 Portfolio Yield by Vintage1 Pre 2018 48% 2018 9% 2019 14% 2020 13% 2021 16% 4.21% 4.61% 3.98% 4.01% 4.56% • Strong organic loan growth • Growing C&I and CRE Owner Occupied, both in absolute dollars and percentage of the portfolio 1 Weighted average yield based on active loans as of 6-30-21; excludes PPP loans

13 Deposit Trends 18.5% 16.2% 12.4% 14.1% 15.9% 1 1 Core Deposits include Commercial and Consumer checking, savings and money market accounts 2 Percentages exclude COVID-19-related liquidity of $53 million (brokered deposits) 3 Wholesale Funding ratio defined as brokered deposits and FHLB borrowings to total assets Consumer 38.8% Commercial 61.2% 2Q21 Core Deposit Mix Commercial includes $104 million municipalities deposits 19.2% 17.7% 18.5% 16.2% 12.4% 15.9% 29.0% 30.3% 28.1% 28.6% 20.7% 14.6% 51.7% 52.0% 53.4% 55.3% 66.9% 69.6% $1,289 $1,398 $1,502 $1,492 $1,827 $1,939 2016 2017 2018 2019 2020 2Q21 Deposit Balances Brokered Deposits Retail CDs Core Deposits 2 $213 $231 $471 $525 $512 $156 $178 $255 $263 $309 $369 $409 $725 $788 $821 4Q18 4Q19 4Q20 1Q21 2Q21 Commercial Deposits Recent Trends Interest Bearing Non-Interest Bearing • $100 million FHLB borrowings replaced by lower cost brokered deposits; no impact to Wholesale Funding ratio3 • Noninterest-bearing deposits increased $114 million since 2Q20, equal to 17% of total deposits versus 13% at 2Q20 • ~90% loan to deposit ratio; expected to remain < 100% 24.9% 24.9% 23.4% 20.6% 19.8% 16.8% Wholesale Funding ratio3

14 Non Interest Expense • 2Q Non Interest Expense of $10.1 million include several non-recurring items, including: ̶ Additional $0.4 million related to office consolidation1 ̶ $0.3 million COVID-19 cleaning costs; additional cleaning stopped as of June 30th ̶ $0.1 million net expense related to online banking software conversion • FDIC expenses will moderate as balance sheet normalizes 56.8% 55.7% YTD QTD 2Q Efficiency Ratio 1 Please refer to BWFG’s 4Q’20 Earnings Release for information regarding office consolidation charges 2.03% 1.88% 1.93% 1.90% 2.03% 1.76% 2016 2017 2018 2019 2020 2Q21 YTD Non Interest Expense / Avg Assets

ALLL & Non-Performing Loans

16 Non Performing Loans 0.88% 0.66% 2.06% 1.87% 1.57% 2018 2019 2020 1Q21 2Q21 Non Performing Loans / Gross Loans NPLs $14,082 $10,588 $33,416 $31,366 $27,329 1.25% 0.18% 0.14% 2Q21 Detail 1.57% SBA-guaranteed portion of NPLs Dollars in thousands All other NPLs • No remaining COVID-19 deferral loans at the end of 2Q21 • $3.9 million charged off in June 2Q21 ($3.2 million was specifically reserved) • Permanent loan modifications executed / in progress NPL population adequately collateralized or individually reserved in ALLL COVID-19 related NPLs

17 0.98% 0.80% 0.31% ($3.3) million $1.2 million ($2.3 million) 0.16% 2020 Improving Economic Factors Asset Growth / Mix Specifics 2Q21 General Specific 2021 ALLL Coverage Allowance for Loan Loss (“ALLL”) Walk 1.29% 0.96% • Bankwell not subject to CECL; ALLL calculated in accordance with the incurred loss model • Lower Reserve ratios reflect charge offs for previously reserved loans as well as improving macro-economic conditions • PPP loans guaranteed by the US government carry no reserve $21.0 Million $16.7 Million

Loan Portfolio

CRE Loan Portfolio[1]



Total CRE Portfolio =
$1,267 million
Special Use
2.64%
Industrial
Warehouse
8.76%
Mixed Use
5.53%
MultiFamily
11.74%
Office
25.37%
Other
12.88%
1-4 Family
Investment
1.48%
Retail
31.60%

- Property Type mix continues to show well diversified exposure
- ~ 50% of all CRE loan balances have recourse
  - Non recourse loans require lower LTV and higher DSCR

Retail Segment Detail

Type	Count	$MM	%	LTV[3]
Retail[2]	84	$246	61%	65.7%
Grocery	12	$91	23%	63.9%
Restaurant	29	$26	6%	62.1%
Pharmacy	7	$22	6%	65.8%
Gas / Auto Services	15	$15	4%	64.7%
Total Retail	**147**	**$400**	**100%**	**65.0%**

- No significant exposure to any one retailer
- No exposure to bankrupt retailers

Office Segment Detail

Type	Count	$MM	%	LTV[3]
Office (primarily suburban)	83	$235	71%	65.0%
Medical	38	$84	28%	68.9%
Condo	7	$2	1%	67.0%
Total Office	**128**	**$321**	**100%**	**66.0%**



All Other
21%
NJ
6%
NY
18%
CT
55%

- ~80% Office loans located in Bankwell's primary lending area
- Out of primary market loans are generally either GSA-leased, credit tenants, owner-occupied or medical office

[1] Includes Owner Occupied CRE, does not include Construction
[2] Comprised primarily of neighborhood and convenience centers, typically characterized by: size up to 125,000 sq. ft.; convenience and service oriented
[3] LTVs based on original LTV values, at origination

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20 C&I Loan Portfolio Loans by Industry Type Total C&I Portfolio = $280 million Finance 26% Insurance (Primarily Brokers) 30% Wholesale 7% Professional, Sci & Tech Services 6% Arts, Entertainment & Recreation 6% Health Care & Social Assistance 5% Retail Trade 5% Information 3% All Other 12% • Minimal exposure to the following industries (each industry < $5 million) : ̶ Accommodation & Food Services ̶ Transportation / Airlines • No exposure to the Energy or Hotel industries • Limited leverage loan exposure of $38 million as of 6/30/21, 2% of total loans • Majority of the Lines of Credit are uncommitted lines

Capital

22 Tangible Book Value Tangible Book Value (TBV) Per Share Walk • $0.69 increase in OCI primarily from mark-to-market on long-dated interest rate swaps • Repurchased 79,155 shares at an average price of $22.68 per share as of June 30th, 2021 • 52,277 additional shares repurchased in July (through the 27th) at an average price of $27.26 $22.43 $24.40 $1.50 $0.28 $0.69 $0.02 $0.04 2020 Net Income Dividends AOCI Share Buyback Misc 2Q21 1 Misc includes items such as, but not limited to, changes related to stock grants and share count 1

23 Capital Position 8.27% 8.82% 11.02% 12.17% 8.30% 9.19% 10.95% 11.84% 0.00% 1.00% 2.00% 3.00% 4.00% 5.00% 6.00% 7.00% 8.00% 9.00% 10.00% 11.00% 12.00% 13.00% 14.00% 15.00% TC E Ti er 1 Le ve ra ge Ti er 1 / CE T1 To ta l C ap ita l 2Q21 1Q21 ‘Adequate’ + Buffer Min Bankwell’s capital position remains strong 2 Tier 1CET1 • $10 million subordinated debt repaid in 2Q21 • As of July 23rd, the share repurchase program has ~176 thousand authorized shares remaining for repurchase • 2Q21 reduction in Total Capital reflects charge offs taken • CRE concentration of 491%1 1 Current period Bank capital ratios are preliminary, subject to finalization of the FDIC Call Report 2 TCE calculation is a consolidated BWFG ratio Key Bank Capital Ratios1

Bankwell History & Overview

25 + Second most affluent MSA in the Nation in per capita personal income (PCPI)2 + 4 of the top 25 wealthiest towns in the U.S.3 • Connecticut-based $2 billion bank, with focus on CRE and C&I lending • 10 existing branches in Fairfield & New Haven Counties • BWFG has $136 million deposits per branch; one of the highest in Fairfield & New Haven Counties1 • Our core market of Fairfield County (the Bridgeport-Stamford-Norwalk MSA) is the premier Connecticut location, highlighted by: Company Overview NASDAQ: BWFG 1 Source: S&P Global Market Intelligence’s Branch Competitors & Pricing Report as of 6/30/20, excluding global money center banks (tickers BAC, WFC, JPM, TD & C) + Headquarters of 9 Fortune 500 companies4 + Home to the two largest hedge funds in the U.S.5 2 Source: Bureau of Economic Analysis’ Metropolitan Area Table, contained within the Personal Income by County & Metropolitan Area, 2019 news release 11/17/20 3 Source: Bloomberg: 2020 Richest Places 4 Source: Fortune.com: 2021 Fortune 500 5 Source: Business Insider: The 10 Biggest Hedge Funds in the U.S., 5/18/18 Bankwell Profile Existing Branches (10) Fairfield County

Financial Snapshot

Dollars in thousands, except per share data	2016	2017[1]	2018	2019	2020	2Q21 YTD
Total assets	$1,628,919	$1,796,607	$1,873,665	$1,882,182	$2,253,747	$2,269,825
Net loans	$1,343,895	$1,520,879	$1,586,775	$1,588,840	$1,601,672	$1,719,274
Loan-to-deposit ratio	105.6%	110.1%	106.4%	107.1%	87.9%	89.3%
Efficiency ratio[2]	56.5%	54.9%	59.2%	60.2%	73.9%	56.8%
Non-interest expense / avg. assets	2.03%	1.88%	1.93%	1.90%	2.03%	1.76%
Net interest margin	3.54%	3.30%	3.18%	3.03%	2.77%	2.93%
Total capital to risk weighted assets	12.85%	12.19%	12.50%	13.35%	12.28%	11.84%
Tangible common equity ratio[2]	8.78%	8.81%	9.16%	9.56%	7.73%	8.30%
Return on average equity	8.94%	8.93%	10.19%	10.20%	3.35%	12.87%
Tangible book value per share[2]	$18.98	$20.59	$22.06	$23.15	$22.43	$24.40
Net interest income	$49,092	$54,364	$56,326	$53,761	$54,835	$31,234
Pre-tax, pre-provision net revenue[2]	$22,224	$26,470	$24,593	$23,379	$14,907	$14,939
Net income	$12,350	$13,830	$17,433	$18,216	$5,904	$11,917
EPS (fully diluted)	$1.62	$1.78	$2.21	$2.31	$0.75	$1.50

[1] Values are based on reported earnings / performance, which were impacted primarily as a result of the *Tax Cut and Jobs Act* passed in December 2017 along with several other smaller items. Please refer to BWFG's 4Q'17 Earnings Release for further detail

[2] A non-GAAP metric

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Experienced Leadership Team

Name	Years Experience	Selected Professional Biography
Christopher Gruseke President & CEO (since 2015)	30+	Mr. Gruseke was a founding investor and director of Bankwell Financial Group's predecessors, BNC Financial Group, Inc., and The Bank of New Canaan. He brings more than 25 years of capital markets, operations, sales and finance experience to his role at the Company. Most recently, he was a member of the Executive Committee at CRT Capital, a Stamford, Connecticut-based broker/dealer. He also served as Co-Chief Operating Officer and a member of the Board of Greenwich Capital Markets. Mr. Gruseke earned a B.A. from Williams College and an M.S. from the Stern School of Business at New York University.
Christine A. Chivily EVP & Chief Risk & Credit Officer (since 2013)	40+	Ms. Chivily has over 40 years of experience in banking and real estate finance. She previously served in a risk management role for the CRE and C&I loan portfolios at People's United Bank. Her prior experience also includes five years as Director of Freddie Mac's New England region for multifamily properties and 11 years as Senior Credit Officer at RBS Greenwich Capital. She also has over 10 years of combined experience in lending, loan administration and workouts at other various banking institutions. Ms. Chivily received her B.A. from Mt. Holyoke College.
Penko Ivanov EVP & CFO (since 2016)	25+	Mr. Ivanov has more than 29 years of experience in accounting and finance. His more recent roles include CFO for the U.S. Operations of Doral Bank, where he created a scalable finance organization to support the rapid growth of several business units from infancy to $3 billion in assets, and as CFO of Darien Rowayton Bank. He began his career with Ernst & Young and held various accounting/finance positions at PepsiCo, GE Capital and Bridgewater Associates. His experience includes building, improving and overseeing all finance areas, including Controllership, SOX, Treasury, FP&A, as well as internal and external reporting functions. Mr. Ivanov holds M.B.A. and bachelor degrees in accounting and finance from the University of South Florida and is a certified public accountant. He is also Six Sigma Black Belt certified.
Matthew McNeill EVP & Chief Banking Officer (since 2020)	20+	Mr. McNeill has more than 20 years of experience in Commercial Banking. He most recently served as Head of Commercial Lending at Metropolitan Commercial Bank. He previously served as Senior Commercial Relationship Manager at HSBC, a Business Banker at Santander and a Managing Partner at American Real Estate Lending.
Laura J. Waitz EVP & Chief Operating Officer (since 2017)	35+	Ms. Waitz has over 35 years of experience for various businesses and previously was Senior Managing Director, Global Head of Human Resources at The Blackstone Group. She also served as Managing Director and Global Head of Compensation at Citi Alternative Investments and as Head of Compensation (Americas) for Deutsche Bank. Prior to that she served as Global Compensation Manager for private equity and investment banks. Ms. Waitz received her B.S. from Penn State University.

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Thank You & Questions